As filed with the Securities and Exchange Commission on October 11, 2013

Registration No. 333-191425

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DATAWATCH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	02-0405716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

271 Mill Road

CHELMSFORD, MA 01824

(978) 441-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael A. Morrison

Chief Executive Officer

Datawatch Corporation

271 Mill Road

Chelmsford, MA 01824

(978) 441-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William B. Asher, Esquire

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

Datawatch Corporation is filing this pre-effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-191425) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and the re-filed exhibit. The prospectuses and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

1.1	Form of Underwriting Agreement or Purchase Agreement.*
3.1	Restated Certificate of Incorporation of the registrant (previously filed as an exhibit to Registration Statement 33-46290 on Form S-1 and incorporated herein by reference).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of the registrant (previously filed as an exhibit to registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and incorporated herein by reference).
3.3	Amended and Restated By-laws of the registrant (previously filed as an exhibit to registrant’s Current Report on Form 8-K filed August 28, 2013 and incorporated herein by reference).
4.1	Specimen certificate for shares of Common Stock, $0.01 par value per share, of Datawatch Corporation (previously filed as an exhibit to Registration Statement 33-46290 on Form S-1 and incorporated herein by reference).
4.2	Certificate of Designations for Preferred Stock.*
4.3	Specimen certificate for shares of Preferred Stock.*
4.4	Form of Depositary Shares.*
4.5	Form of Warrant.*
4.6	Form of Stock Purchase Contract.*
4.7	Form of Indenture for Senior Debt Securities (the form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).***
4.8	Form of Indenture for Subordinated Debt Securities (the form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).***
4.9	Form of Senior Debt Security.*
4.10	Form of Subordinated Debt Security.*
4.11	Form of Unit Agreement.*
5.1	Opinion of Choate Hall & Stewart LLP regarding the legality of the securities registered hereby.
23.1	Consent of Choate Hall & Stewart LLP (included in Exhibit 5.1).
23.2	Consent of Marcum LLP, an independent registered public accounting firm.***
23.3	Consent of PricewaterhouseCoopers AB, independent accountants.***
24.1	Power of Attorney.***
25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.**

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended.**

____________________

* To be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

** To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on this 11th day of October, 2013.

DATAWATCH CORPORATION

By: /s/ James Eliason

James Eliason

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

*	President, Chief Executive Officer and Director	October 11, 2013
Michael A. Morrison	(Principal Executive Officer)

/s/ James Eliason	Chief Financial Officer	October 11, 2013
James Eliason	(Principal Financial and Accounting Officer)

*	Chairman of the Board	October 11, 2013
Richard de J. Osborne

*	Director	October 11, 2013
Christopher T. Cox

*	Director	October 11, 2013
Thomas H. Kelly

*	Director	October 11, 2013
David C. Mahoney

*	Director	October 11, 2013
Terry W. Potter

*	Director	October 11, 2013
James Wood

/s/ James Eliason
* James Eliason as Attorney-in-Fact

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement or Purchase Agreement.*
3.1	Restated Certificate of Incorporation of the registrant (previously filed as an exhibit to Registration Statement 33-46290 on Form S-1 and incorporated herein by reference).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of the registrant (previously filed as an exhibit to registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and incorporated herein by reference).
3.3	Amended and Restated By-laws of the registrant (previously filed as an exhibit to registrant’s Current Report on Form 8-K filed August 28, 2013 and incorporated herein by reference).
4.1	Specimen certificate for shares of Common Stock, $0.01 par value per share, of Datawatch Corporation (previously filed as an exhibit to Registration Statement 33-46290 on Form S-1 and incorporated herein by reference).
4.2	Certificate of Designations for Preferred Stock.*
4.3	Specimen certificate for shares of Preferred Stock.*
4.4	Form of Depositary Shares.*
4.5	Form of Warrant.*
4.6	Form of Stock Purchase Contract.*
4.7	Form of Indenture for Senior Debt Securities (the form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).***
4.8	Form of Indenture for Subordinated Debt Securities (the form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference).***
4.9	Form of Senior Debt Security.*
4.10	Form of Subordinated Debt Security.*
4.11	Form of Unit Agreement.*
5.1	Opinion of Choate Hall & Stewart LLP regarding the legality of the securities registered hereby.
23.1	Consent of Choate Hall & Stewart LLP (included in Exhibit 5.1).
23.2	Consent of Marcum LLP, an independent registered public accounting firm.***
23.3	Consent of PricewaterhouseCoopers AB, independent accountants.***
24.1	Power of Attorney.***
25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.**
25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended.**

____________________

* To be filed by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

** To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*** Previously filed.